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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 12, 2002, relating to the financial statements of IQUniverse, Inc. appearing in the Company's Annual Report on Form 10-KSB for the years ended March 31, 2002 and 2001, filed with the Securities and Exchange Commission.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd

Minneapolis, Minnesota
December 6, 2002

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT